EXECUTION COPY

Exhibit 10.42

AMENDMENT No. 1

Dated as of October 10, 2008

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 26, 2008

This AMENDMENT NO. 1 (this “Amendment”) dated as of October 10, 2008 is entered into among PILGRIM’S PRIDE FUNDING CORPORATION (“Seller”), PILGRIM’S PRIDE CORPORATION (“Pilgrim’s Pride”) as initial Servicer, THE VARIOUS PURCHASERS AND PURCHASER AGENTS FROM TIME TO TIME PARTY THERETO and BMO CAPITAL MARKETS CORP., as administrator (in such capacity, together with its successors and assigns, the “Administrator”).

RECITALS

WHEREAS, the parties hereto have entered into a certain Amended and Restated Receivables Purchase Agreement dated as of September 26, 2008 (the “Agreement”);

WHEREAS, in order to make the most efficient use of the financing facility contemplated by the Agreement and the other Transaction Documents, the Seller has requested the Purchaser and the Administrator to agree to certain amendments and/or modifications to such facility as described herein for various purposes;

WHEREAS, the Purchaser and the Administrator are willing to agree to such amendments solely on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

SECTION 1. Definitions.  All capitalized terms used, but not otherwise defined, herein shall  have the respective meanings for such terms set forth in Exhibit I to the Agreement.

SECTION 2. Amendments to the Agreement.  The Agreement is hereby amended as follows:

2.1. The definition of “Loss Percentage” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

       “Loss Percentage” means, on any date, (a) solely during the Waiver Period, the greatest of (i) 4 times the sum of (x) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months, plus (y) the greater of (1) the highest average of the Dilution Ratios for any three consecutive calendar months during the twelve most recent calendar months and (2) 1.75%, (ii) 3.5 times the quotient (expressed as a percentage) of (x) the aggregate Outstanding Balance of the Eligible Receivables then included in the Net Receivable Pool Balance of the non-Investment Grade Obligor with the greatest amount of Receivables included in the Net Receivables Pool Balance divided by (y) Net Receivables Pool Balance on such date, and (iii) 12%; and

       (b)           at all times following the expiration of the Waiver Period, the greatest of (i) 5 times the sum of (x) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months, plus (y) the greater of (1) the highest average of the Dilution Ratios for any three consecutive calendar months during the twelve most recent calendar months and (2) 2.25%, (ii) 4 times the quotient (expressed as a percentage) of (x) the aggregate Outstanding Balance of the Eligible Receivables then included in the Net Receivable Pool Balance of the non-Investment Grade Obligor with the greatest amount of Receivables included in the Net Receivables Pool Balance divided by (y) Net Receivables Pool Balance on such date, and (iii) 18%.

     2.2.  The definition of “Normal Concentration Percentage” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

    “Normal Concentration Percentage” means, at any time, (1) solely during the Waiver Period (a) for any Obligor that is not a Special Obligor or Wal-Mart, 3%; (b) for any Obligor that is a Special Obligor, (i) if such Special Obligor is rated A+ or better by S&P and A1 or better by Moody’s, 12% or (ii) if such Special Obligor is not so rated but is rated at least BBB- by S&P and Baa3 by Moody’s, 6%; or (c) for any Obligor that is Wal-Mart, (i) if Wal-Mart is rated AA or better by S&P and Aa2 or better by Moody’s, 18%, or (ii) if Wal-Mart is not so rated but is rated at least AA- by S&P and Aa3 by Moody’s, 15% or (iii) if Wal-Mart is rated A+ or lower by S&P and A1 or lower by Moody’s, the applicable percentage shall be as set forth for Obligors and Special Obligors in this definition.  If the ratings from S&P and Moody’s fall within different categories, the Normal Concentration Percentage shall be based on the category in which the lower of the two ratings falls.  If any Obligor is rated only by S&P or only by Moody’s, the Normal Concentration Percentage shall be based on the rating by such Rating Agency without regard to a rating by any other Rating Agency; and

    (2) at all times following the expiration of the Waiver Period (a) for any Obligor that is not a Special Obligor, 3%; or (b) for any Obligor that is a Special Obligor, (i) if such Special Obligor is rated A+ or better by S&P and A1 or better by Moody’s, 12% or (ii) if such Special Obligor is not so rated but is rated at least BBB- by S&P and Baa3 by Moody’s, 6%.  If the ratings from S&P and Moody’s fall within different categories, the Normal Concentration Percentage shall be based on the category in which the lower of the two ratings falls.  If any Obligor is rated only by S&P or only by Moody’s, the Normal Concentration Percentage shall be based on the rating by such Rating Agency without regard to a rating by any other Rating Agency.

    2.3. The definition of “Net Receivables Pool Balance” set forth in Exhibit I to the Agreement is hereby amended by inserting, immediately prior to the period at the end of such definition, the following proviso:

; provided, that, for purposes of calculating the Outstanding Balance of each such Eligible Receivable then in the Receivables Pool, to the extent that the Outstanding Balance of such Receivable has been reduced by the Servicer by application of payments on account of such Receivable deposited to the Lock-Box Accounts, Collection Account and/or Liquidation Account but not yet available funds, the Outstanding Balance of such Receivable shall be deemed increased solely to the extent of such payments until such time as such payments become available funds.

    2.4. The definition of “NRB” set forth in the definition of “Participation” set forth in Exhibit I to the Agreement is hereby amended in its entirety as follows:

NRB=the Net Receivables Pool Balance at the time of computation.

    2.5. Exhibit I to the Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

    “PPC Limited Duration Waiver Agreement” means the Pilgrim’s Pride Corporation Limited Duration Waiver Agreement, dated as of September 26, 2008, among Pilgrims Pride Corporation, Pilgrim’s Pride Funding Corporation, the various purchasers and purchaser agents from time to time party thereto and BMO Capital Markets Corp.

    “Waiver Period” has the meaning set forth in the PPC Limited Duration Waiver Agreement.

    “Wal-Mart” means Wal-Mart Stores, Inc., a Delaware corporation, and its subsidiaries.

SECTION 3. Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Purchaser and the Administrator that the representations and warranties of such Person contained in Exhibit III to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date), and that as of the date hereof, no Termination Event or Unmatured Termination Event has occurred and is continuing or will result from this Amendment.

SECTION 4. Effect of Amendment.  (a) All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect and are hereby ratified and confirmed in all respects.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.  This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

(b) Notwithstanding anything in the Agreement or any other Transaction Document to the contrary, each of the parties hereto, hereby consents and agrees to the amendments contemplated hereby and that all of the provisions in the Agreement, the Purchase and Contribution Agreement, the Purchase Agreement and the other Transaction Documents shall be interpreted so as to give effect to the intent of the parties hereto as set forth in this Amendment.

SECTION 5. Effectiveness.  This Amendment shall become effective as of the date hereof upon receipt by the Administrator of the following (each, in form and substance satisfactory to the Administrator):

(a) Counterparts of this Amendment executed by each of the parties hereto (including facsimile or electronic copies);

(b) (i) Evidence, in form and substance satisfactory to the Administrator that the Seller and the Servicer have complied with the Administrator’s request (as described in its letter to the Seller and the Servicer with respect thereto delivered on October 9, 2008) to provide the Administrator with a daily Collateral Report and to direct Collections to the Administrator or an account designated by the Administrator on a daily basis and (ii) a signed copy of an account control agreement, in form and substance satisfactory to the Administrator, covering each of the Lock-Box Accounts at Bank of America, N.A.;

(c) Evidence, in form and substance satisfactory to the Administrator, that any requirement for there to be undrawn commitments under either or both of the BMO Credit Agreement and the CoBank Credit Agreement, be reduced to an aggregate amount of not greater than $75,000,000; and

(d) Such other documents, resolutions, certificates, agreements and opinions as the Administrator may reasonably request in connection herewith.

For purposes of this Section 5, (a) “BMO Credit Agreement”, means the Fourth Amended and Restated Credit Agreement dated as of February 8, 2007 among Pilgrim Pride Corporation , To-Ricos, Ltd and To-Ricos Distribution Ltd, the various banks party thereto and Bank of Montreal as agent (as amended, supplemented or otherwise modified from time to time) and (b) “CoBank Credit Agreement” means, the Amended and Restated Credit Agreement dated as of September 21, 2006, among Pilgrims Pride Funding Corporation, CoBank, ACB, Farm Credit Services of America, FLCA and the various other parties thereof (as amended, supplemented or otherwise modified from time to time).

SECTION 6. Additional Covenant.  The Company and the Servicer hereby covenant and agree that, if any upfront fees are paid to the agents, or if pricing or other fees are otherwise increased, under the BMO Credit Agreement or the CoBank Credit Agreement in connection with any amendments thereto during the Waiver Period, the Company (or the Servicer on its behalf) shall (a) in the case of any upfront fees, pay to the Administrator, within one Business Day of any payment of fees under any amendments to the BMO Credit Agreement or the CoBank Credit Agreement, a corresponding fee to the Administrator (calculated by converting any such fee under the amendments to the BMO Credit Agreement or the CoBank Credit Agreement into an equivalent rate based on the relative commitments thereunder and multiplying such equivalent rate by the Commitment) and (b) in the case of increased pricing or other fees, as soon as practicable thereafter amend the Agreement or Purchaser Group Fee Letter or execute such other documents as may be requested by the Administrator, in form and substance satisfactory to the Administrator, to reflect increased pricing or other fees on similarly favorable terms.

SECTION 7. RELEASE. FOR VALUE RECEIVED, INCLUDING WITHOUT LIMITATION, THE AGREEMENTS OF THE ADMINISTRATOR AND THE PURCHASERS IN THIS AMENDMENT AND THE AGREEMENT AS AMENDED HEREBY, EACH OF THE SELLER AND THE SERVICER HEREBY RELEASES THE ADMINISTRATOR, EACH PURCHASER AGENT, EACH PURCHASER, EACH INDEMNIFIED PARTY AND THEIR RESPECTIVE CURRENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, AND PROFESSIONAL ADVISORS (COLLECTIVELY, THE “RELEASED PARTIES”) OF AND FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH SUCH SELLER OR SERVICER HAS OR EVER HAD AGAINST THE RELEASED PARTIES FROM THE BEGINNING OF THE WORLD TO THIS DATE ARISING IN ANY WAY OUT OF THE EXISTING FINANCING ARRANGEMENTS BETWEEN THE SELLER, THE SERVICER, THE ADMINISTRATOR, THE PURCHASER AGENTS AND THE PURCHASERS, AND EACH OF THE SELLER AND THE SERVICER FURTHER ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, IT DOES NOT HAVE ANY COUNTERCLAIM, SET-OFF, OR DEFENSE AGAINST THE RELEASED PARTIES, EACH OF WHICH EACH OF THE SELLER AND THE SERVICER HEREBY EXPRESSLY WAIVES.

SECTION 8. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

SECTION 9. Governing Law.  This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of laws principles thereof).

SECTION 10. Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

SECTION 11. JURY TRIAL.  THE JURY TRIAL WAIVER SET FORTH IN SECTION 6.10 OF THE AGREEMENT SHALL APPLY TO THIS AMENDMENT AS IF IT WERE FULLY SET FORTH HEREIN.

(continued on following page)

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

PILGRIM’S PRIDE FUNDING CORPORATION,
as Seller

By: /s/ Richard A. Cogdill
Richard A. Cogdill
Chief Financial Officer, Secretary and Treasurer

PILGRIM’S PRIDE CORPORATION,
as initial Servicer

By: /s/ Richard A. Cogdill
Richard A. Cogdill
Chief Financial Officer, Secretary and Treasurer

FAIRWAY FINANCE COMPANY, LLC,
as Uncommitted Purchaser and as Related Committed Purchaser for the BMOCM Purchaser Group

By: /s/ Phillip A. Martone
Name: Phillip A. Martone
Title:   Vice President

BMO CAPITAL MARKETS CORP.,
as Administrator and as Purchaser Agent for the BMOCM Purchaser Group

By:    /s/ Brian Zaban
Name: Brian Zaban
Title:   Managing Director

S-	Amendment No. 1 to A&R RPA
5225406 98442494